UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2023

Kaya Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-177532	90-0898007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

916 Middle River Drive, Suite 316, Fort Lauderdale, FL	33304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (954) 892-6911

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously reported in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, the Company entered into an agreement (the “CVC Agreement”) with CVC International, Inc. (“CVC”), an institutional investor who holds certain of the Company’s Convertible Promissory Notes (the “Notes”), one of which was secured by a $500,000 mortgage on the property the Company owned in Lebanon, Oregon, which the Company intended to develop as a cannabis grow and production facility (the “Property”).

Pursuant to the CVC Agreement, CVC released its $500,000 mortgage lien on the Property, to enable the Company to sell the Property and utilize the proceeds therefrom for the benefit of the Company and its shareholders, without having to repay CVC the $500,000 Note held by CVC.

Additionally, CVC agreed to advance certain sums against the sale of the Property (“Advances”), which included $150,000 advanced at the time the CVC Agreement was entered into and an $120,000 which was advanced to the Company on November 10, 2022. The advances bear interest at the rate of 10% per annum and are convertible into shares of our common stock at $0.08 per share, subject to market adjustment.

On February 28, 2023 we sold the Property for a price of $769,500, less commissions and customary closing costs. The net proceeds of the sale were used to repay the advances and an additional short-term loan of $100,000 (plus interest due of $5,000). After such repayments, the Company realized net proceeds of approximately $302,000,000.

Additionally, the Company has entered into an asset purchase agreement for the sale of its Salem Retail Cannabis Store (“Store 2”) for $210,000.00, less a 6% closing commission and minor closing expenses. The purchase price has been deposited in escrow, with a closing anticipated to occur prior to the end of March 2023, subject to the receipt of approval from the Oregon Liquor Control and Cannabis Commission.

The Company intends to utilize the net proceeds of approximately $500,000 from both the sale of the Property and Store 2, for general working capital including the resolution of its three non-performing store leases in South Oregon, the development of its planned Oregon Psilocybin business and planned Florida hybrid Ketamine Clinic and Telehealth business, as well as for the enhancement of its Portland Kaya Shack Retail Cannabis store to create a streamlined model designed to facilitate franchising efforts and development of its international projects.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2023	KAYA HOLDINGS, INC.

	By:	/s/ Craig Frank
Craig Frank, Chief Executive Officer